Exhibit 5.5

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074
TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

February 13, 2015	FILE NO: 50279.000004

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Casella Waste Systems, Inc. and Co-Registrants

Public Offering of 7 3⁄4% Senior Subordinated Notes due 2019

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-200784) filed by Casella Waste Systems, Inc., a Delaware corporation (the “Parent”), and the guarantors listed therein (the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on December 5, 2014, as amended by Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-200784) filed by the Parent and the Subsidiary Guarantors with the Commission on December 17, 2014 (as amended, the “Registration Statement”) and the prospectus contained therein (the “Base Prospectus), for the registration of, among other things, the Parent’s 7 3⁄4% Senior Subordinated Notes due 2019 (the “Senior Subordinated Notes”) and the guarantees of the Senior Subordinated Notes by the Subsidiary Guarantors (the “Guarantees”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $250,000,000 as set forth in the Registration Statement; and (ii) the prospectus supplement, filed on February 10, 2015 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) relating to the issue and sale pursuant to the Registration Statement of $60,000,000 aggregate principal amount of Senior Subordinated Notes and the Guarantees. The Registration Statement was declared effective by the Commission on December 29, 2014.

The Senior Subordinated Notes are being issued by the Parent pursuant to the Indenture, dated as of February 7, 2011 (as amended, restated or supplemented through the date hereof, the “Senior Subordinated Indenture”), by and among the Parent, the subsidiary guarantors named therein, including the Company (as hereinafter defined), and U.S. Bank National Association, as trustee for the Senior Subordinated Notes (the “Trustee”). The

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

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North Country Environmental Services, Inc.

February 13, 2015

Guarantees are being issued pursuant to the Senior Subordinated Indenture as evidenced by the Guarantee. The Senior Subordinated Notes and the Guarantees are being offered pursuant to an underwriting agreement, dated February 9, 2015 (the “Underwriting Agreement”), among the Parent, the Subsidiary Guarantors and the several underwriters named in Schedule 1 thereto, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, which will be filed with the Commission as Exhibit 1.1 to the Parent’s Current Report on Form 8-K, dated February 13, 2015 (the “Form 8-K”).

We have acted as special Virginia counsel to North Country Environmental Services, Inc., a Virginia corporation (the “Company”), in connection with the offering and sale of the Guarantees. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation of the Company (the “Articles of Incorporation”) and the Amended and Restated By-Laws of the Company (the “By-Laws”), each as amended through the date hereof, (ii) the Registration Statement, the Prospectus and the documents incorporated therein by reference, (iii) resolutions of the Board of Directors of the Company, (iv) a signed copy of the Senior Subordinated Indenture, (v) a signed copy of the global note representing the Senior Subordinated Notes (the “Notes”), (vi) a signed copy of the Guarantee (together, with the Notes, the “Transaction Documents”), (viii) a signed copy of the Underwriting Agreement and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia dated January 27, 2015, and confirmed the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties (other than the Company) and the validity, binding effect and enforceability thereof on such parties.

North Country Environmental Services, Inc.

February 13, 2015

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Company has all requisite corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus.

3. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

4. The execution, delivery and performance of the Transaction Documents to which the Company is a party have been duly authorized by all requisite corporate action by the Company.

5. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company.

6. The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party do not (i) violate the Articles of Incorporation or the By-Laws, (ii) violate any law, rule or regulation of the Commonwealth of Virginia, or (iii) result in a breach of, or constitute a default under, any judgment, decree or order binding on the Company or its properties that is known to us.

North Country Environmental Services, Inc.

February 13, 2015

7. No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official of the Commonwealth of Virginia not already obtained is required to be made or obtained on or prior to the date hereof in connection with the execution, delivery and consummation by the Company of the transactions contemplated by the Transaction Documents to which the Company is a party, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and (ii) the use of our name therein and in the related Base Prospectus, the preliminary prospectus, filed on February 6, 2015, and Prospectus Supplement under the caption “Legal Matters.” In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Wilmer Cutler Pickering Hale and Dorr LLP, as counsel to the Parent, may rely on the opinions set forth in this letter for the purpose of issuing its opinion letter filed as Exhibit 5.1 to the Form 8-K and dated the date hereof with respect to the enforceability, legality and validity of the Guarantees being issued by the Company under the Registration Statement.

These opinions are limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008). This opinion letter is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP